As Filed With the Securities and Exchange Commission on August 16, 2006

                                                     Registration No. 333-135852
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                  Amendment #2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               COASTAL MEDIA INC.
                 (Name of small business issuer in its charter)

        Nevada                          7812                      20-4952339
(State of Incorporation)        (Primary SIC Number)       (IRS Employer Number)

                              1574 Gulf Road #3094
                            Point Roberts, WA, 98281
                     Phone: (360)226-7862 Fax: (610)643-9902
          (Address and telephone number of principal executive offices)

                                 Joseph I. Emas
                             1224 Washington Avenue
                              Miami Beach, FL 33139
                     Phone: (305)531-1174 Fax: (305)531-1274
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each
  Class of                             Proposed       Proposed
 Securities          Number of         Offering        Maximum        Amount of
   to be            Shares to be       Price Per      Aggregate     Registration
 Registered         Registered         Share(2)       Offering(3)      Fee(1)
--------------------------------------------------------------------------------
Common Stock         1,600,000          $.025          $40,000         $4.28
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                               COASTAL MEDIA INC.
                        1,600,000 SHARES OF COMMON STOCK
                                 $.025 PER SHARE


This is the initial offering of common stock of Coastal Media Inc. and no public market exists for the securities being offered. Coastal Media Inc. is offering for sale a total of 1,600,000 shares of its common stock on a self-underwritten, best effort, all-or-none basis. The shares will be offered at a fixed price of $.025 per share for a period of 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If we are successful in selling all of the shares at the offering price within the duration of the offering the net proceeds to the company will be $34,000. There is no minimum number of shares required to be purchased per investor, however; no fractional shares will be sold. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".


Coastal Media Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock          $.025           $40,000            $0            $40,000
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       Subject to Completion, Dated , 2006

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


SUMMARY OF PROSPECTUS ....................................................  3
     General Information about Our Company ...............................  3
     The Offering ........................................................  3
RISK FACTORS .............................................................  5
RISKS ASSOCIATED WITH OUR COMPANY ........................................  5
RISKS ASSOCIATED WITH THIS OFFERING ......................................  6
USE OF PROCEEDS ..........................................................  9
DETERMINATION OF OFFERING PRICE .......................................... 10
DILUTION ................................................................. 10
PLAN OF DISTRIBUTION ..................................................... 11
     Terms of the Offering ............................................... 12
     Procedures for Subscribing .......................................... 12
LEGAL PROCEEDINGS ........................................................ 12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ............. 12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ........... 13
DESCRIPTION OF SECURITIES ................................................ 14
INTEREST OF NAMED EXPERTS AND COUNSEL .................................... 15
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION ..................... 15
ORGANIZATION WITHIN THE LAST FIVE YEARS .................................. 15
DESCRIPTION OF OUR BUSINESS .............................................. 15
     Principal Products and Their Markets ................................ 15
     Distribution Methods ................................................ 19
     Status of Any Publicly Announced New Products ....................... 19
     Competition ......................................................... 19
     Sources and Availability of Products ................................ 20
     Dependence on One or a Few Major Customers .......................... 20
     Patents and Trademarks .............................................. 20
     Need for Any government Approval of Principal Products .............. 20
     Government and Industry Regulation .................................. 21
     Research and Development Activities ................................. 21
     Environmental Laws .................................................. 21
     Employees and Employment Agreements ................................. 21
PLAN OF OPERATION ........................................................ 21
DESCRIPTION OF PROPERTY .................................................. 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................... 25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................. 25
EXECUTIVE COMPENSATION ................................................... 27
FINANCIAL STATEMENTS ..................................................... 27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ............................ 27

                               COASTAL MEDIA INC.
                                 231 KINGS LANE
                     SALT SPRING ISLAND, BC, CANADA V8K 2P7

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to Coastal Media Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Coastal Media Inc. was incorporated in the State of Nevada on May 24, 2006. We were formed to manufacture, market, distribute and sell DVDs under the Coastal Media brand name. We are a development stage company and have not yet commenced operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank of $9,449.

Our administrative offices are currently located at the residence of our President, Jan Aaron Sigurgeirson at 231 Kings Lane, Salt Spring Island, BC V8K 2P7 Canada. Beginning August 1, 2006 we will pay $100 per month for the use of the facilities, consisting of a small office and an area used for production of our DVDs. Our registered statutory office is located at 711 South Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is June 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered        1,600,000 shares of common stock, par value
                                $.001.

Offering Price per Share        $.025


Offering Terms                  There is no minimum amount of subscription
                                required per investor, however; no fractional shares will be sold. Subscriptions, once received by the company, are irrevocable.

Offering Period                 The shares are being offered for a period not to
                                exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering or if the offering is terminated for any reason, all funds raised will be returned to the investors within 7 days, without interest or deduction.

Net Proceeds to Our Company     $34,000


Use of Proceeds                 We intend to use the proceeds to pay for
                                offering expenses and to expand our business operations.

Number of Shares Outstanding
Before the Offering:            2,000,000

Number of Shares Outstanding
After the Offering:             3,600,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If all the shares in this offering are sold, our executive officers and directors will own 56% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions.

Changes in the material terms of the offering after the effective date of the registration statement would terminate the original offer and you, as a subscriber, would then be entitled to a refund of your money. Material changes include the following:

     1.   extension of the offering period beyond the disclosed time frame;
     2.   change in the offering price;
     3.   change to allow sales to affiliates in order to complete the offering;
          and
     4.   change in the application of proceeds

If the above changes occur, any new offering would be made by means of a post-effective amendment.

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. If the Board of Directors decides to extend the offering period we would inform investors that their money will be promptly returned pursuant to the terms described in this prospectus unless the investors make an affirmative statement to us that they wish to subscribe to the extended offering. We must receive this affirmative statement prior to the original expiration date of the offering.

                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICERS AND DIRECTORS CURRENTLY DEVOTE ONLY PART TIME SERVICES TO THE COMPANY AND ARE ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE. THIS COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.


Jan Aaron Sigurgeirson, the president and director of the company, currently devotes approximately 8 - 12 hours per week to company matters. Jon Suk, our secretary and director, also currently devotes approximately 8 - 12 hours per week to company matters. Once we commence operations our directors have agreed to alternate using a mobile phone that has the customer service phone number forwarded to it so if they are not in the office, one of them will be always be available between 9AM and 5PM Monday through Friday to address customer service issues if required. Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Sigurgeirson and Mr. Suk. Mr. Sigurgeirson has not had experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.


SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in June 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT RECEIVE FUNDING, OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our founders for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to fully implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

     1.   abandon our business plans, cease operations and go out of business;
     2.   continue to seek alternative and acceptable sources of capital; or
     3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN, OR IF, WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet produced any products and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise the capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE MARINE PUBLISHING AND MEDIA INDUSTRY IS HIGHLY COMPETITIVE. IF WE CANNOT DEVELOP AND MARKET A DESIRABLE OFFERING OF DVDS THAT THE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The marine publishing and media industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive range of products, and with substantially larger resources than ours; including production and distribution capabilities. In addition to these large competitors there are numerous smaller operations that have developed and are marketing products similar to ours. Our competitors include Magic Lamp Productions and Bennett Marine Video. We are developing a type of product that has not been widely adopted in the marine publishing industry. There can be no assurance that we can compete successfully with DVDs in this established market dominated by the printed book and video cassette media formats. If we cannot successfully develop a niche market in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR DVDS. IF THE PUBLIC DOESN'T FIND OUR PRODUCTS DESIRABLE WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to produce a line of DVDs that the public finds desirable and willing to purchase is critically important to our success. We cannot be certain that the DVDs that we will be offering will be appealing to the public and as a result there may not be any demand for our products and our sales could be limited and we may never realize any revenues.

BECAUSE OUR MANAGEMENT HAS NO DIRECT EXPERIENCE IN THE MARINE PUBLISHING INDUSTRY, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our officers and directors have no direct experience in the marine publishing industry. With no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not take into account standard purchasing, marketing or managerial approaches that publishing companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

VOLATILE COMMODITY ENERGY PRICES POSE A RISK TO OUR BUSINESS OPERATIONS.

Because of our heavy reliance on diesel fuel to power our vessel in order to research and develop our content, sudden and significantly higher fuel price increases in the future will adversely affect our ability to conduct marine operations and to collect our content in a comprehensive manner to support the development of our product.

MAJOR MECHANICAL FAILURE OR LOSS OF VESSEL WILL POSE A SIGNIFICANT RISK TO CONTINUED BUSINESS OPERATIONS.

The company does not own the vessel from which it conducts operations. Should the vessel become unavailable for use through accident, loss, or major mechanical failure such as loss of engine, the company has no provisions to procure a replacement vessel and may not be able to perform major component replacement on the vessel to return it to operational status.

BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED DVDS THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We currently have no patents or trademarks for our planned products or brand name. If business operations become established, we may seek such protection, however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our products, web site design or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

WE WILL BE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS, MAKING IT DIFFICULT FOR AN INVESTOR TO EFFECT SERVICE UPON THE COMPANY.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we will be operating as a foreign corporation doing business in Canada and are subject to the local laws of Canada governing investor's ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Canadian courts having jurisdiction without reexamination of the merits of the case.

Since all of our officers and directors reside outside the United States, substantially all or a portion of the assets of each are located outside the United States. As a result, it may not be possible for investors to affect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

While our bank account is in U.S. Dollars and is held in a U.S. bank, we will be conducting the majority of our business, at least initially, in the Canadian Dollar. The Canadian Dollar has traded in a fairly narrow range over the past several years so we currently only have limited exposure to exchange rate fluctuations. At some point in the future the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations. If in the future there are much wider fluctuations in the exchange rate, we could reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,600,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 11.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Coastal Media Inc., or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.025 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.014 per share, $.011 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTORS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officers and directors will own 56% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $6,000 cost of this Registration Statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE AVAILABLE FOR RETURN TO THE SHAREHOLDERS IN THE EVENT THE OFFERING IS NOT COMPLETED.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. Because the funds are not being held in an escrow or trust account the directors will have access to the funds prior to the close of the offering. While we have no intention to utilize any of the funds prior to the close of the all or none offering there is no guarantee circumstances might not force us to use some or all of the funds. The use of any of the funds prior to the close of the offering could affect our ability to return your investment in the event that the offering is not completed.


                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $40,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                             $40,000
     Less: Estimated Offering Expenses            6,000
                                                -------
     Proceeds to Us:                            $34,000
                                                -------

     Fuel                                         3,750
     Vessel Maintenance                           2,400
     Content Development                          2,750
     Travel and Trade Shows                       3,000
     Inventory and Supplies                       2,500
     Advertising and Marketing                    3,200
     Equipment and Furniture                      2,500
     Accounting and Legal                         5,700
     Research and Development                       700
     Office and Administration                      800
     Insurance                                      700
     Vessel Rent                                    400
     Office Rent                                    800
     Working Capital                              4,800
                                                -------
     Total Net Proceeds                         $34,000
                                                =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2006, the net tangible book value of our shares was $9,449 or approximately $.005 per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $40,000, the net tangible book value of the 3,600,000 shares to be outstanding will be $49,449, or approximately $.014 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (2,000,000 shares) will be increased by $.009 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 per Share) of $.011 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.014 per share, reflecting an immediate reduction in the $.025 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 56% of the total number of shares then outstanding, for which they will have made a cash investment of $10,000, or $.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 44% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $.025 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to June 30, 2006:

     Price Paid per Share by Existing Shareholders            $.005
     Public Offering Price per Share                          $.025
     Net Tangible Book Value Prior to this Offering           $.005
     Net Tangible Book Value After Offering                   $.014
     Increase in Net Tangible Book Value per Share
     Attributable to cash payments by new purchasers          $.009
     Immediate Dilution per Share to New Investors            $.011

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                      Total
                       Price        Number of       Percent of    Consideration
                     Per Share     Shares Held      Ownership         Paid
                     ---------     -----------      ---------         ----
     Existing
     Stockholders      $ .005       2,000,000          56%           $10,000

     Investors in
     This Offering     $ .025       1,600,000          44%           $40,000

                              PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Coastal Media Inc., nor anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING


The Shares will be sold at the fixed price of $.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor, however; no fractional shares will be sold. Subscriptions, once received by the company, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date"). If the Board of Directors decides to extend the offering period we would inform investors that their money will be promptly returned pursuant to the terms described in this prospectus unless the investors make an affirmative statement to us that they wish to subscribe to the extended offering. We must receive this affirmative statement prior to the original expiration date of the offering.

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $40,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, or if the offering is terminated for any reason, all monies will be returned to investors within 7 days, without interest or deduction.


PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Coastal Media Inc.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

     Name and Address                    Age           Position(s)
     ----------------                    ---           -----------
Jan Aaron Sigurgeirson                   42       President, CEO and
231 Kings Lane                                    Chairman of the Board
Salt Spring Island, BC V8K 2P7

Jon Suk                                  41       Treasurer, CFO,
136 Bradley Road                                  Secretary and Director
Salt Spring Island, BC V8K 1J5

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

MR. JAN AARON SIGURGEIRSON has been President, CEO and Chairman of the Board of Directors of the Company since inception. From April 2001 to present, he is self-employed, operating Aladdin Website Solutions, located in Salt Spring Island, B.C., an internet services provider specializing in search engine optimization, website management, and systems consulting. From May 2001 to present he has been employed by Gulf Islands Water Taxi Ltd., a privately held B.C. corporation located in Salt Spring Island, B.C., as a vessel master and deckhand. From January 1998 to March 2001 he was employed at Halliburton UK Ltd., in the position of Systems Security Analyst, in Aberdeen, Scotland. Prior to 2001, Mr. Sigurgeirson had been employed as a commercial fisherman for 18 years off the coast of British Columbia from Vancouver to the Haida Gwaii both inshore and offshore. Mr. Sigurgeirson has lectured at the University of British Columbia in Vancouver, B.C., and at Malaspina College in Nanaimo, B.C., on the subject of internet search engine optimization for websites.

Mr. Sigurgeirson attended Aberdeen College in Aberdeen, Scotland, UK from 1999 to 2001 in the Higher National Certificate for Computing programmer.

MR. JON SUK has been the Treasurer, CFO, Secretary and a Director of our company since inception. From March 2001 to the present he has been President of BN-Borealis Networks, Inc., a privately held B.C. corporation. Borealis Networks, located in Salt Spring Island, B.C., is an internet services provider specializing in website hosting services, website development, e-commerce and technical consulting. From May 1993 to March 2001 he was President of Image Factory, a privately held B.C. corporation located in Richmond, B.C. Image Factory, Inc. is a digital imaging pre-press studio with graphic design and systems consulting support. He has also served as a Director of Image Factory from May 1993 to present. From November 1999 to May 2001 he was President and a Director of Bidder Communications. Inc., a publicly traded Nevada corporation that operated as an internet auction provider located in Vancouver, B.C. He is currently President and a Director of Mystica Candle Corp. from June 2005 to present.

Mr. Suk attended the University of British Columbia in Vancouver, B.C. where he studied English Literature from 1985 to 1989.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

                                  No. of         No. of         Percentage
                                  Shares         Shares        of Ownership
Name and Address                  Before          After      Before       After
Beneficial Owner                 Offering       Offering    Offering    Offering
----------------                 --------       --------    --------    --------
Jan Aaron Sigurgeirson           1,000,000     1,000,000       50%         30%
136 Bradley Road
Salt Spring Island, BC V8K 1J5

Jon Suk                          1,000,000     1,000,000       50%         30%
136 Bradley Road
Salt Spring Island, BC V8K 1J5

All Officers and
Directors as a Group (2)         2,000,000     2,000,000       100%        60%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares have been issued to the existing stockholders, all of which are held by of our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 56% of our outstanding shares and the purchasers in this offering will own 44%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended June 30, 2006 included in this prospectus have been audited by George Stewart, CPA, 2301 S. Jackson St., Suite 101-G, Seattle, WA 98144. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing.

Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Coastal Media Inc. was incorporated in Nevada on May 24, 2006 to engage in the business of manufacturing, marketing, distributing and selling our marine DVDs. At that time Jan Aaron Sigurgeirson was appointed as President and Principal Executive Officer and Jon Suk as Secretary, Treasurer and Principal Accounting and Financial Officer of the company and the board of directors voted to seek capital and begin development of our business plan. We received our initial funding of $10,000 through the sale of common stock to Mr. Sigurgeirson and Mr. Suk who each purchased 1,000,000 shares of our Common Stock at $0.005 per share on June 14, 2006.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS AND THEIR MARKETS

Our principal products will be a cruising guides website and multimedia DVD for pleasure boating. We plan to initially sell these DVDs in Canada and the U.S. through our online internet store and retail outlets. The website will have a public section as well as paid subscriber area containing information and media not available on the public site. We will write, photograph, video and produce DVDs geared to the cruising and recreational boating market to provide a cruising guide to popular destinations beginning in the Northwest. We will photograph and film from the water, key passages to destinations. A website will be designed and programmed to sell the DVDs and complement the DVD's content with additional resources.

We intend to incorporate into the DVD digitized navigational charts, motion graphics such as Flash, diagrams and video footage along with text and voice commentary. Coastal Media DVDs will be made with high quality materials in environmentally responsible packaging that will have a minimum impact on the environment, and wherever possible, incorporate materials that are recyclable. The DVDs will be recorded and labeled in-house using recordable media and inkjet printer. If the demand for the product exceeds our ability to produce in-house, the DVDs will be duplicated at a mass-manufacturing facility such as Cinram. In-house recording on demand will allow the company to produce timely updates to our content on an ongoing basis without the large capital expense of ordering mass-manufactured DVDs.

Coastal Media DVDs will appeal to the boat owners and operators who are traveling, or plan to travel, to and within the geographic regions we plan to cover in our products, as well as those with general interest in boating. Our Coastal Media DVDs will initially be sold in Canada and through our planned online internet store to customers seeking practical guides to cruising within the coastal areas to be included in our DVDs.

The area we initially plan to develop content for in the initial product is Ganges Harbour on Salt Spring Island, B.C., a popular cruising destination in the Pacific Northwest. We plan to develop new products based on the remainder of the B.C. Southern Gulf Islands and popular harbors and recreational areas such as Bedwell Harbour, Montague Harbour and Tsehum Harbour. We further plan to develop content for the San Juan Islands and their popular destinations. Upon completion of these areas, and pending viability for expansion and availability of capital, we plan to develop content in more remote destinations such as Desolation Sound in the central coast of British Columbia, as well as international areas such as the Caribbean and the Adriatic Sea.

              [MAP OF GANGES HARBOUR ON SALT SPRING ISLAND, B.C.]






The subject matter we plan to include in the multimedia content of the DVDs includes:

Destination guides - Navigation tips and destination information to describe the different routes to the destination.

General navigation concepts such as vessel maneuvering, navigation tools and techniques such as visual navigation, electronic navigation such as GPS (Global Positioning System) and RADAR, weather reports and tides and currents tables for optimal travel through popular passages.

Radio protocols - The use of commercial traffic information to become aware of key vessel traffic within the travel area for ease of navigation and collision avoidance.

Piloting/Pilothouse Guide - Visual guides to the rules of the road, courtesy when encountering other vessels

Trip planning - Recreation and shopping guides for the areas of coverage.

Provisions and Menu planning - Stocking the boat with food provisions and ideas for complementing fish and seafood commonly found in the destination areas.

Cruising with children and pets.

Content Development Platform:
The multimedia content to be developed requires on-the-water presence in order to simulate suggested navigational approaches and information. Jon Suk owns ex-fishing vessel M.V. Karmel Bar which will be provided to the company as the platform for transportation to and from destinations content creation, as well as the following equipment for use by the company to develop the multimedia content: Canon EOS20D professional digital camera, Canon Elura digital video
(DV) camera, Garmin GPSMAP 298C marine GPS & depth sonar. Digital photography and videography will be reviewed and edited on an onboard computer and catalogued for content assembly.

Operational Best Practices:
While there are no regulations requiring the adoption, installation and use of commercial grade safety equipment on our vessel, the company intends to outfit and operate the M.V. Karmel Bar in a manner consistent with the directors' professional experience on commercially licensed vessels, and with the content provided in our DVDs. The vessel needs to be prepared for operations with the addition of safety equipment including life jackets, inflatable emergency life raft, RADAR, 2 VHF radios (one tuned to the prevailing coast guard channel, and one tuned to the prevailing commercial traffic channel for the areas within which we are operating)

Environmental best practices:
The company will operate the vessel using a best practices approach that includes minimal discharge from the vessel bilge by using widely available pump-out facilities located at major harbors. Wherever available, the vessel M.V. Karmel Bar will be fueled with bio-diesel during its operations.

Hull & engine maintenance:
Operation of a vessel in a marine environment results in wear and tear on the vessel, the power plant and peripheral equipment. The vessel is expected to consume an average of 25 litres of diesel fuel per hour at cruising speed and regular maintenance required at every 100 hours of operation. The vessel will require a `haul-out' at a dry dock facility equipped with a travel-lift system in order to conduct hull maintenance to remove organisms that will attach to the hull during our operations, and to conduct necessary repair if needed, along with re-application of anti-fouling coating to discourage the growth of organisms on the hull of the vessel.

Overhead & expenses:
Fuel, vessel maintenance, office, marketing, computer for media editing and production, web application and Flash programming.

As our content is developed and product offerings expanded, additional website domain name names will need to be secured and purchased in order to best market our products.

Sales Policy:
Buyers of our products and will be offered a money-back guarantee (within 7 days of receipt of delivery by carrier) to ensure customer satisfaction. Customers who buy from a retailer will return their DVD to the original purchase location, who will then return it to us for reimbursement. Customers who buy from our online store will be required to cover shipping charges to return it to us.

Corporate Identity and Marketing:
The logo and corporate colors for Coastal Media Inc. is under development. The company plans to advertise using both print-based media outlets such as boating magazines, as well as online outlets such as websites serving the cruising market as well as purchase of keyword-based advertising to generate traffic to our website and online shop.

Additional Planned Revenue Sources:
Advertising through product/service placement on our DVDs and display advertising on our website. Potential advertisers and co-marketing partners include marinas, whale watching tour operators, and charter companies such as fishing charters, dive charters, sailing charters and bare boat charter service providers. In addition, other business categories include accommodations, restaurants, locality specific attractions (Art Studios, Antique Shops, Tourist Sites) and local Chambers of Commerce. The advertisers will pay a fee for inclusion in a service directory, either on the DVDs or the website, or both. They may also be included as product placement where appropriate. The company plans to seek affiliate partners for advertising and sales referrals through adword, pay-per-click, and click-through links from our website.

DISTRIBUTION METHODS

We initially plan to market and distribute Coastal Media's DVDs in Canada and through our planned online internet store. We plan to wholesale or consign our DVDs to book and media distributors, marine specialty and general interest book stores, and marine chandlery shops in Canada. Once we start to become better known we hope to be able to export to the United States and internationally by attendance at industry and trade shows such as the Seattle Boat Show.

We will fulfill all internet customer orders from our office on Salt Spring Island, BC, Canada. We will pack the items and then deliver them via Canada Post's Parcel Service or other shipping company for distribution to consumers in Canada and internationally. We are committed to shipping accurate orders, efficiently and in a timely manner. Delivery time is currently estimated to be within three to five business days from the date of the receipt of the order for domestic orders and ten to fifteen business days for international orders. We will charge each customer in advance for the shipping costs associated with the order. Any import duties or taxes in effect and payable at the destination will be the responsibility of the customer.


The typical shopping experience at our planned online store will begin with the display of DVDs and description of the content and areas covered, and order fulfillment including the ordering process and extending through product delivery and post-purchase support. We believe that the ability to accurately fulfill orders, ship orders quickly to a customer and being responsive when handling customer inquiries is as important to customer satisfaction as a superior product. We believe that a high level of customer service and support is critical to retaining and expanding a reliable, repeat customer base and for establishing and maintaining a trusted brand name. Accordingly, while we currently do not have the financial resources, or the need to employ any customer service personnel, we do intend to develop a stringent customer service policy. Once we commence sales, management will be available by phone or via e-mail, from 9:00 a.m. to 5:00 p.m., Pacific Standard Daylight Time, Monday through Friday, and during non-business hours via voicemail. Our directors have agreed to alternate using a mobile phone that has the customer service phone number forwarded to it so if they are not in the office, one of them will be always be available between 9:00 a.m. and 5:00 p.m., Monday through Friday to address customer service issues if required. We will provide order and shipping confirmations (with tracking numbers) or notifications of out-of-stock items to customers via e-mail. We are dedicated to providing superior customer satisfaction to secure repeat customers and referrals.


STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The marine publishing industry is large, diverse and well established. We will compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with ours. An example of the companies with whom we will compete is Cruiser's Guide to the San Juans. Our research to date has shown there is no cruising-guide DVDs in our planned areas of content development with the exception of the San Juan Islands.

We believe that our competitive strengths will consist of the quality of the visual and audio content, practical information, educational and entertainment value and a well-designed online shop. Although there are many companies that produce boating videos and DVDs, much of the content is dry and academic. As we plan to target our DVDs toward an affluent and leisure seeking clientele, we believe that informational content should be provided in a concise, engaging manner. With such an approach to our product we believe that we will develop a niche market with few direct competitors at the early stage. The cruising market is comprised of an affluent demographic. We believe that the consumers in this market are willing to pay higher prices for an informational DVD product than they would pay for an entertainment DVD such as motion picture or travel DVDs. While conducting our research we were unable to find many products geared directly to our target market and we could only find a few companies that specialized in producing boating DVDs. The market is still largely filled with VHS video cassettes which we believe do not offer the same level of convenience and functionality of a menu-driven DVD. Generally speaking, a major online retailer, Boating DVD, has its limited selection of DVDs priced at $39.95. We believe that a similar price range of $39.95 to $49.95 will be a competitive price for the Coastal Media DVDs.

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SOURCES AND AVAILABILITY OF PRODUCTS

We currently plan to source our materials including blank DVD recordable media and cases from EMJ Datasystems of Guelph, Ontario, Canada. However, they need not be the exclusive or major provider of raw materials as recordable DVD media is a widely available commodity product available from many wholesale and retail outlets. We will source the materials and be responsible for production. We do not currently have any long-term agreements in place for the supply of recordable discs, mass-manufactured discs, disc cases or other raw materials that compose our product. Although we plan to choose only high quality materials in the manufacture of our DVDs, they are readily available from a large number of suppliers in Canada, the U.S. and abroad. We will continually source new materials from other suppliers who may produce different materials, materials of higher quality or similar materials that are lower priced.

We initially plan to be responsible for the manufacturing of our DVDs. This will enable us to manufacture our DVDs in smaller batches without requiring a large amount of working capital required by factory duplication, and ensure quality control. We recognize that, if we grow, we may require additional employees or contractors for manufacturing our DVDs. If the demand for our DVDs exceeds our capacity for production, we believe the revenue generated will enable us to produce the DVDs through a contract manufacturer.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, there will be no problem with dependence on one or few major customers. Should a large publishing company or major distributor or retailer show interest in either an exclusive or non-exclusive agreement for the sale of our DVDs in large volumes, the company will pursue it if we feel it is in the best interest of the company.

PATENTS AND TRADEMARKS

We believe our products to be unique. We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for the manufacturing or distribution of any of our products.

We are subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, these trade agreements may also impose restrictions that could have an adverse impact on our business, by limiting the countries where we might market and sell our products. Also, regulations in individual countries that we plan to export our products to could always adversely change for us by imposing or increasing quotas, duties and taxes, limiting the amount of products we can export to their country or making our goods less competitive compared to products exported from other countries.

We are not subject to any government regulations in Canada where we intend to have our DVDs manufactured and sold initially. Once we start to export our DVDs we will have to ensure that we comply with labeling and advertising regulations imposed by each country that we intend to export our products to.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. Our business plan allows for spending $700 of our funding on research and development activities during the next twelve months.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS


We currently have two employees, both of which are our executive officers, Jan Aaron Sigurgeirson and Jon Suk. Jan Aaron Sigurgeirson devotes approximately 8 - 12 hours a week on company organization, laying out future marketing and sales plans and designing our web site and products. Jon Suk devotes 8 - 12 hours per week to our business and currently is responsible for sourcing suppliers for materials and manufacturing our DVDs. Once we commence operations our directors have agreed to alternate using a mobile phone that has the customer service phone number forwarded to it so if they are not in the office, one of them will be always be available between 9AM and 5PM Monday through Friday to address customer service issues if required. If the demand for our DVDs exceeds our capacity for order fulfillment, we believe the revenue generated will enable us to hire staff to meet the demand. There are no formal employment agreements between the company and our current employees.


                                PLAN OF OPERATION

We have generated no revenues since inception and have incurred $551 in expenses as of June 30, 2006.

The following table provides selected financial data about our company for the period from the date of incorporation through June 30, 2006. For detailed financial information, see the audited financial statements included in this prospectus.

     Balance Sheet Data:                06/30/06
     -------------------                --------
     Cash                                $9,449
     Total assets                        $9,449
     Total liabilities                   $    0
     Shareholders' equity                $9,449

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so. We expect that we will only be able to complete the first four months of our business plan without additional funds. In order to fully implement our business plan for the remaining 8 months we would require $34,000. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as marine photography and videography, equipment purchases, travel and trade shows and advertising while we investigate alternative funding. Our directors have verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until sales will support operations, but we will require full funding to implement our complete business plan. We currently have no plans to hire additional employees in the next twelve months unless sales are sufficient to cover the cost.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following criteria for the milestones are based on management's estimates only. The number of DVDs we plan to manufacture and make available for sale and the other projected milestones are approximations only and subject to adjustment based on costs and needs. In addition to the monthly expense amounts budgeted we have set aside $4,800 in working capital.

COMPLETED MILESTONES

JUNE 2006:

A domain name for the company website was researched by Jan Aaron Sigurgeirson for optimal search engine ranking. Jon Suk secured the domain name coastalmarinemedia.com. Sufficient capital existed to reach operational milestones.

Budget: Accounting & Legal $500, Office Administration & Insurance $200 - Total $700

JULY 2006:

Jan Aaron Sigurgeirson and Jon Suk began preparing M.V. Karmel Bar for operations with hull preparation, powerplant and transmission general maintenance. Jon Suk designed company logo and selected colors for marketing collateral. Jon Suk researched and hired professional video editor to gather advice on appropriate techniques for gathering video footage. Jan Aaron Sigurgeirson researched the availability of books and DVDs similar in subject matter to our planned product. Sufficient capital existed to reach operational milestones.

Budget: Equipment & Maintenance $1,000, Content Development $250, R&D $100, Accounting & Legal $1,500, Office Administration & Insurance $200, Vessel Rent $50 - Total $3,100

FUTURE MILESTONES:

AUGUST 2006:

Jon Suk and Jan Aaron Sigurgeirson will conduct initial photography and videography of Ganges Harbour area of Salt Spring Island, B.C. for DVD content development. Purchase and review books and DVDs deemed to be in a similar target market, for competitive research. Research and purchase print media magazines appropriate for potential advertising outlets for our products. Research advertising rates. Research over the internet, online stores that market and sell similar products. Jon Suk to design graphics for company uniform, consisting of baseball-style hats and golf shirts and t-shirts to be worn by crew for all photography and videography in which our crew appear. Sufficient capital exists to reach planned operational milestones.

Budget: Fuel $1,250, Equipment & Maintenance $1,000, Advertising & Marketing $300, R&D $200, Office Administration & Insurance $200, Vessel & Office Rent $150 - Total $3,100

SEPTEMBER 2006:

Jon Suk and Jan Aaron Sigurgeirson to continue photography and videography of Salt Spring Island area and approaching passages in order to develop visual content for the DVD. Sufficient capital exists to reach planned operational milestones.

Budget: Fuel $1,000, Equipment & Maintenance $400, Inventory & Supplies $250, Accounting & Legal $200, Office Administration & Insurance $200, Vessel & Office Rent - Total $2,200

OCTOBER 2006:

Jon Suk and Jan Aaron Sigurgeirson to continue photography and videography of Salt Spring Island area and approaching passages. The imagery collected during our marine operations will also be used to populate our corporate website, and planned online store. Jon Suk to research and hire--on a project basis--an artist skilled in Adobe/Macromedia Flash to program the Flash portion of the DVD content. Marine safety equipment to be purchased for installation on the vessel. A computer will be installed to use as the editing and authoring platform. The company must raise investment capital in order to continue marine operations and purchase equipment. If the company is not able to raise investment capital, it will only be able to maintain operations at a level consistent with the prior months and may not be able to develop the product to a marketable stage. Investment funding is a prerequisite to the purchase and installation of marine safety equipment.

Budget: Fuel $750, Equipment & Maintenance $200, Content Development $500, Advertising & Marketing $100, Office Equipment $2,500, R&D $400, Accounting & Legal $1,000, Office Administration & Insurance $200, Vessel & Office Rent $150
- Total $5,800

NOVEMBER 2006:

Jon Suk and Jan Aaron Sigurgeirson to continue photography and videography of Salt Spring Island area and approaching passages. Jon Suk and Jan Aaron Sigurgeirson to design and program corporate website. Jan Aaron Sigurgeirson will optimize our website for keywords and links in order to increase its visibility on major search engines. Jon Suk to design draft product packaging design for the initial DVD. Jan Aaron Sigurgeirson to write script for DVD narrative. Investment funding is a prerequisite to continued content and product development.

Budget: Fuel $250, Equipment & Maintenance $200, Content Development $750, Inventory & Supplies $500, Advertising & Marketing $100, R&D $300, Accounting & Legal $1,000, Office Administration & Insurance $200, Vessel & Office Rent $150
- Total $3,450

DECEMBER 2006:

Jon Suk to launch our corporate website. A professional video editor will be contracted to assist with editing of footage and composing video and sound for the DVD. Jon Suk will design and author the DVD, programming footage and script into a menu-driven visual interface. Prototype DVDs will be recorded for testing on computer and dedicated DVD player platforms. Investment funding is a prerequisite to continued content and product development. Without funding, we will not be able to contract a profession editor to provide us with consulting in order for the company to be able to develop our product with commercial-grade visuals.

Budget: Equipment & Maintenance $200, Content Development $1,000, Advertising & Marketing $500, Accounting & Legal $175, Office Administration & Insurance $200, Vessel & Office Rent $150 - Total $2,225

JANUARY 2007:

Jan Aaron Sigurgeirson will conduct test marketing of DVD at local sales outlets and the online store. Content will be revised as necessary according to feedback received during test marketing. In order to be able to produce our DVDs at saleable quantity and package it with marketable packaging, we require the availability of funding, The office space will need telephone, computer, fax and accessories.

Budget: Equipment & Maintenance $200, Travel & Tradeshows $1,000, Advertising & Marketing $500, Accounting & Legal $1,500, Office Administration & Insurance $200, Vessel & Office Rent $150 - Total $3,550

FEBRUARY 2007:

Jon Suk will design packaging insert and disc graphics for printing and inclusion into the package of the final product. Jon Suk will design layouts for print advertising to be sent to magazines. Vessel preparation for operations for the spring season will be performed. We plan to attend the Seattle, Victoria and Vancouver Boat Shows and promote the DVD to the public and retailers. Without investment capital, we will not be able to prepare for and attend trade shows. This will adversely affect our ability to promote the product and create demand for it. Lack of capital will adversely affect our ability to produce and market our planned products at volume, and Investment funding is a prerequisite to continued business development.

Budget: Fuel $250, Equipment & Maintenance $200, Content Development $500, Travel & Trade Shows $1,000, Inventory & Supplies $1,000, Advertising & Marketing $500, Accounting & Legal $175, Office & Administration $100, Vessel & Office Rent $150 - Total $3,875

MARCH 2007:

Jon Suk and Jan Aaron Sigurgeirson will begin marine operations to develop new content for inclusion in a planned follow-up release of a DVD covering the Southern Gulf Islands of British Columbia and San Juan Islands of Washington State. Jon Suk plans to expand our local exposure by sending samples of our products to marine specialty retailers in our local target market areas such as Nikka Industries, in the Vancouver area, and West Marine in the Victoria area. Company will continue placement of print advertising. Jon Suk will launch an online store with a secure shopping cart. To support internet store sales, keyword advertising campaigns will be conducted by Jan Aaron Sigurgeirson via Google and other online outlets. Our products will now be made available for shipping to online customers in Canada, the U.S., and internationally. Investment funding is a prerequisite for the company to expand its marketing efforts. If the company is not able to raise capital, the online store cannot be supported by keyword advertising campaigns, and print advertising cannot be purchased to support sales at the online store and our retailers. Lack of capital would negatively affect our ability to attend trade shows and to ship samples of our product to retailers. Investment funding is a prerequisite to continued business development.

Budget: Fuel $500, Equipment & Maintenance $400, Travel & Trade Shows $1,000, Inventory & Supplies $500, Advertising & Marketing $500, Accounting & Legal $175, Office Administration & Insurance $200, Vessel & Office Rent $150 - Total $3,425

APRIL 2007:

Company will continue placement of print advertising. Depending on order/production requirements a part-time production assistant may be needed to help manufacture DVDs, process orders and payments, ship orders, order supplies and perform customer service duties. We would only hire the assistant if revenues allowed for the expense as we have not designated any proceeds from this offering for salaries. Jon Suk will begin a direct marketing campaign to contacts made at boat shows by mailing sample product to retailers in our target markets. Follow-up contact will be made by phone or e-mail. Investment funding is a prerequisite to continued advertising and marketing and a lack thereof will negatively affect our ability to establish a market for our products.

Budget: Fuel $1,000, Equipment & Maintenance $200, Inventory & Supplies $250, Advertising & Marketing $500, Accounting & Legal $1,500, Office Administration & Insurance $200, Vessel & Office Rent $150 - Total $3,800

MAY 2007:

Jon Suk and Jan Aaron Sigurgeirson will continue marine operations at the planned areas of coverage which include the Southern Gulf Islands of British Columbia and San Juan Islands of Washington State. Jan Aaron Sigurgeirson will write the script for the DVD of the new visual footage. Company will continue placement of print advertising. We plan to continue expansion of retail outlets for the DVDs in Canada and the U.S. through wholesale and consignment. Planned expansion of retail outlets in Canada and the U.S. without investment funding to support advertising and marketing would adversely affect our ability to continue content development and our ability to develop future products. Without capital investment the company may not be able to generate sufficient revenue to sustain operations and meet financial obligations into the future.

Budget: Fuel $1,000, Equipment & Maintenance $800, Inventory & Supplies $250, Advertising & Marketing $500, Accounting & Legal $175, Office Administration & Insurance $200, Vessel & Office Rent $150 - Total $3,075

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. Our administrative offices are currently located at the residence of our President, Jan Aaron Sigurgeirson at 231 Kings Lane, Salt Spring Island, BC V8K 2P7 Canada. Beginning August 1, 2006 we will pay $100 per month for the use of the facilities, consisting of a small office and an area used for production of our DVDs.

For our marine operations we will utilize the vessel of our Secretary, Jon Suk, the M.V. Karmel Bar while we are in the organizational stage. We will pay him a monthly rent of $50 for the vessel beginning July 1, 2006 and continuing through June 2007 at which time we will review the rental fees. The Karmel Bar is a classic motor vessel of wooden construction, built by Albion Shipyards in 1967. It was used, prior to acquisition by Jon Suk, as a commercial fishing vessel on the coast of British Columbia and Alaska. The vessel is powered by a 146HP GM Bedford diesel engine, manufactured in England. The transmission is a Borg-Warner Velvet Drive reduction gear which drives a single shaft and screw for propulsion. The vessel is equipped with sleeping accommodation for a total of 3 crewmembers, a marine head, an oil stove for heating and cooking and a fresh water storage tank.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2006, 1,000,000 shares were issued to Jan Aaron Sigurgeirson, an officer and director and 1,000,000 shares were issued to Jon Suk, an officer and director, in exchange for $.005 per share, or a total of $10,000 in cash.

Beginning July 1, 2006 the company will pay a monthly rent of $50 to Mr. Suk for the use of his vessel for marine operations. Beginning August 1, 2006 the company will pay a monthly rent of $100 to Mr. Sigurgeirson for the use of the administrative offices.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     -- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     -- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     -- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     -- contains a toll-free telephone number for inquiries on disciplinary actions;
     -- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.

                             EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees is party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation       Long-Term Comp.
                                  --------------------------   ----------------
                                                      Other
Name and                                              Annual
Position(s)                Year   Salary    Bonus     Comp.    Awards    Payouts
-----------                ----   ------    -----     -----    ------    -------
Jan Aaron Sigurgeirson     2006    None     None       None     None       None
President, CEO & Director

Jon Suk                    2006    None     None       None     None       None
Treasurer, CFO,
Secretary & Director

                              FINANCIAL STATEMENTS

Our fiscal year end is June 30. We intend to provide annual reports, including audited financial statements prepared by an Independent Certified Public Accountant, to our stockholders. Our financial statements for the period from inception to the year ended June 30, 2006, audited by George Stewart, Certified Public Accountants, immediately follow.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

                              COASTAL MEDIA, INC.

                                      INDEX


Report of Independent Registered Public Accounting Firm                      F-2

Financial Statements:

    Balance Sheet - June 30, 2006                                            F-3

    Statement of Operations - May 19, 2006 through June 30, 2006             F-4

    Statement of Stockholders' Equity - May 19, 2006 through June 30, 2006   F-5

    Statement of Cash Flows - May 19, 2006 through June 30, 2006             F-6

Notes to Financial Statements                                                F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Coastal Media, Inc.


I have audited the accompanying balance sheet of Coastal Media, Inc. (A Development Stage Company) as of June 30, 2006, and the related statement of operations, stockholders' equity and cash flows for the period from May 19, 2006 (inception), to June 30, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Media, Inc., (A Development Stage Company) as of June 30, 2006, and the results of its operations and cash flows from May 19, 2006 (inception), to June 30, 2006 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart, CPA
----------------------------

Point Roberts, Washington
July 13, 2006

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                         As of
                                                                        June 30,
                                                                          2006
                                                                        -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $ 9,449
                                                                        -------
TOTAL CURRENT ASSETS                                                      9,449
                                                                        -------

                                                                        $ 9,449
                                                                        =======
                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable                                                      $     0
                                                                        -------
TOTAL CURRENT LIABILITIES                                                    --

TOTAL LIABILITIES                                                            --

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 2,000,000 shares issued and outstanding
   as of June 30, 2006                                                    2,000
  Additional paid-in capital                                              8,000
  Deficit accumulated during exploration stage                             (551)
                                                                        -------
TOTAL STOCKHOLDERS' EQUITY                                                9,449
                                                                        -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $ 9,449
                                                                        =======

                       See Notes to Financial Statements

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                    May 19, 2006
                                                                    (inception)
                                                                      through
                                                                      June 30,
                                                                        2006
                                                                    -----------
REVENUES
  Revenues                                                          $        --
                                                                    -----------
TOTAL REVENUES                                                               --

GENERAL & ADMINISTRATIVE EXPENSES                                           551
                                                                    -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                    (551)
                                                                    -----------

NET INCOME (LOSS)                                                   $      (551)
                                                                    ===========

BASIC EARNINGS PER SHARE                                            $     (0.00)
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                            2,000,000
                                                                    ===========

                       See Notes to Financial Statements

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                  Statement of Changes in Stockholders' Equity
               From May 19, 2006 (Inception) through June 30, 2006
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                           Common      Additional    Accumulated
                                              Common       Stock        Paid-in        During
                                              Stock        Amount       Capital      Development     Total
                                              -----        ------       -------      -----------     -----
BALANCE, APRIL 14, 2006                            --     $    --       $   --        $    --      $     --

Stock issued for cash on May 19, 2006
 @ $0.005 per share                         2,000,000       2,000        8,000                       10,000

Net loss,  June 30, 2006                                                                 (551)         (551)
                                           ----------     -------       ------        -------       -------

BALANCE, JUNE 30, 2006                      2,000,000     $ 2,000       $8,000        $  (551)      $ 9,449
                                           ==========     =======       ======        =======       =======

                       See Notes to Financial Statements

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                   May 19, 2006
                                                                    (inception)
                                                                     through
                                                                     June 30,
                                                                       2006
                                                                     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                  $   (551)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Changes in operating assets and liabilities:
     Accounts Payable                                                      --
                                                                     --------
        NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES              (551)

CASH FLOWS FROM INVESTING ACTIVITIES

        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              2,000
  Additional paid-in capital                                            8,000
                                                                     --------
        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            10,000
                                                                     --------

NET INCREASE (DECREASE) IN CASH                                         9,449

CASH AT BEGINNING OF PERIOD                                                --
                                                                     --------
CASH AT END OF YEAR                                                  $  9,449
                                                                     ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
     Interest                                                        $     --
                                                                     ========
     Income Taxes                                                    $     --
                                                                     ========

                       See Notes to Financial Statements

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Coastal Media Inc. (the Company) was incorporated under the laws of the State of Nevada on May 19, 2006. The Company was formed to engage in the business of manufacturing, marketing, distributing and selling its marine DVDs.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected that June 30 end the accounting year.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective May 19, 2006 (date of inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from May 19, 2006 (date of inception) to June 30, 2006 and generated a net loss of $551. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $9,449 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 1,600,000 shares for sale at $.025 per share to raise capital of $40,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company may, in the future, become involved in other business opportunities as they become available and they may face a conflict in selecting between the Company and their other business opportunities. The Company has not

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 5. RELATED PARTY TRANSACTIONS (Continued)

formulated a policy for the resolution of such conflicts.

Jon Suk and Jan Aaron Sigurgeirson, officers and directors of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 6. INCOME TAXES

                                                             As of June 30, 2006
                                                             -------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $   551
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                         551
     Valuation allowance                                              (551)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of June 30, 2006, the Company has a net operating loss carryforwards of approximately $551. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

                               COASTAL MEDIA INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  June 30, 2006


NOTE 8. STOCK TRANSACTIONS (Continued)

On May 19, 2006 the Company issued a total of 2,000,000 shares of common stock to two directors for cash in the amount of $0.005 per share for a total of $10,000.

As of June 30, 2006 the Company had 2,000,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2006:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 2,000,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

               Legal                           $3,500
               Accounting                       1,800
               Transfer Agent fees                600
               Printing of Prospectus             100
                                               ------
          TOTAL                                $6,000
                                               ======

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 14, 2006, 1,000,000 shares of common stock were issued to Jan Aaron Sigurgeirson, an officer and director and 1,000,000 shares of common stock were issued to Jon Suk, an officer and director, as founders' shares, in exchange for $10,000, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company, bear a restrictive legend and were issued to non-US residents.

                                    EXHIBITS

The following exhibits are included with this registration statement filing:


      Exhibit No.               Description
      -----------               -----------
         3.1              Articles of Incorporation*
         3.2              Bylaws*
         5.1              Opinion re: Legality
         23.1             Consent of Independent Auditors
         23.2             Consent of Counsel (See Exhibit 5)
         99               Subscription Agreement*


----------
* Included Previously

                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of British Columbia, Country of Canada.


August 15, 2006              Coastal Media Inc., Registrant


                             By: /s/ Jan Aaron Sigurgeirson
                                ------------------------------------------------
                                 Jan Aaron Sigurgeirson, Director, President and Principal Executive Officer



August 15, 2006              By: /s/ Jon Suk
                                ------------------------------------------------
                                Jon Suk, Director, Treasurer,
                                Chief Financial Officer and Principal
                                Accounting Officer